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                                                                    EXHIBIT 99

PRESS RELEASE


          AMSURG CORP. TO PRESENT AT THE WILLIAM BLAIR AND COMPANY 25TH
                         ANNUAL GROWTH STOCK CONFERENCE

                             ----------------------

             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET
              BEGINNING THURSDAY, JUNE 23RD, AT 10:50 A.M. EASTERN


NASHVILLE, Tenn. (June 16, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the William Blair and Company 25th Annual Growth Stock Conference, June 21st through June 23rd, in Chicago, Illinois. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 10:50 a.m. Eastern Time on Thursday, June 23, 2005. Ken P. McDonald, President and Chief Executive Officer, and Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2005, AmSurg owned a majority interest in 135 centers and had seven centers under development.


                                         Contact:
                                                    Claire M. Gulmi
                                                    Senior Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1283




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